Bond Index Funds Shareholder Report Proxy Voting Results

At a special meeting of shareholders on July 2, 2009, fund shareholders approved the following two proposals:

Proposal 1- Elect trustees for each fund.*

The individuals listed in the table below were elected as trustees for each fund. All trustees with the exception of Messrs. McNabb and Volanakis (both of whom already served as directors of The Vanguard Group, Inc.) served as trustees to the funds prior to the shareholder meeting.

Trustee                                For         Withheld     Percentage For

John J. Brennan              7,480,563,019      132,452,355              98.3%
Charles D. Ellis             7,406,205,129      206,810,245              97.3%
Emerson U. Fullwood          7,486,175,684      126,839,690              98.3%
Rajiv L. Gupta               7,475,619,448      137,395,926              98.2%
Amy Gutmann                  7,494,805,274      118,210,101              98.4%
JoAnn Heffernan Heisen       7,478,861,968      134,153,407              98.2%
F. William McNabb III        7,490,714,832      122,300,542              98.4%
Andre F. Perold              7,470,382,148      142,633,227              98.1%
Alfred M. Rankin, Jr.        7,478,299,969      134,715,405              98.2%
Peter F. Volanakis           7,496,308,685      116,706,689              98.5%

* Results are for all funds within the same trust.

Proposal 2: - Update and standardize the funds' fundamental policies regarding:
(a) Purchasing and selling real estate.
(b) Issuing senior securities.
(c) Borrowing money.
(d) Making loans.
(e) Purchasing and selling commodities.
(f) Concentrating investments in a particular industry or group of industries.
(g) Eliminating outdated fundamental investment policies not required by law.

The revised fundamental policies are clearly stated and simple, yet comprehensive, making oversight and compliance more efficient than under the former policies. The revised fundamental policies will allow the funds to respond more quickly to regulatory and market changes, while avoiding the costs and delays associated with successive shareholder meetings.


             For            Abstain        Against    Broker      Percentage For
                                                     Non-Votes
Total Bond Market Index Fund

2a   3,346,382,865       61,620,042     75,437,129   188,087,531         91.1%
2b   3,337,161,663       68,364,463     77,913,910   188,087,531         90.9%
2c   3,293,514,604       65,498,043    124,427,388   188,087,533         89.7%
2d   3,327,171,353       65,799,525     90,469,156   188,087,533         90.6%
2e   3,304,666,744       64,198,612    114,574,682   188,087,530         90.0%
2f   3,325,859,928       72,046,430     85,533,679   188,087,531         90.6%
2g   3,348,249,550       63,346,822     71,843,662   188,087,533         91.2%

Short-Term Bond Index Fund

2a     496,826,289        6,859,206     13,045,093    77,279,948         83.6%
2b     496,710,026        7,373,810     12,646,747    77,279,953         83.6%
2c     490,972,136        7,505,032     18,253,408    77,279,960         82.7%
2d     494,674,572        7,295,207     14,760,800    77,279,956         83.3%
2e     493,671,090        7,257,175     15,802,315    77,279,956         83.1%
2f     495,949,410        7,186,931     13,594,240    77,279,955         83.5%
2g     490,453,131        7,533,637     18,743,822    77,279,946         82.6%

Intermediate-Term Bond Index Fund

2a     500,535,808        5,635,451     15,078,945    51,044,265         87.5%
2b     499,891,010        6,699,475     14,659,719    51,044,265         87.3%
2c     501,242,163        6,330,949     13,677,089    51,044,268         87.6%
2d     497,411,098        6,312,459     17,526,645    51,044,267         86.9%
2e     495,200,473        6,320,518     19,729,211    51,044,267         86.5%
2f     499,045,475        6,133,922     16,070,807    51,044,265         87.2%
2g     503,389,279        6,653,607     11,207,317    51,044,266         88.0%

Long-Term Bond Index Fund

2a     158,187,217        2,137,206      3,465,791     8,431,031         91.9%
2b     157,944,559        2,533,747      3,311,906     8,431,033         91.7%
2c     157,014,764        2,270,183      4,505,264     8,431,034         91.2%
2d     154,013,905        2,275,979      7,500,328     8,431,032         89.4%
2e     157,045,070        2,261,953      4,483,188     8,431,034         91.2%
2f     154,340,610        5,795,947      3,653,655     8,431,032         89.6%
2g     159,009,679        2,268,560      2,511,975     8,431,031         92.3%

Inflation-Protected Securities Fund

2a     852,446,552       16,748,464     28,673,341   119,936,425         83.8%
2b     851,351,822       18,023,950     28,492,580   119,936,430         83.6%
2c     838,426,792       17,737,653     41,703,915   119,936,422         82.4%
2d     844,713,973       17,779,197     35,375,190   119,936,423         83.0%
2e     844,319,059       17,254,526     36,294,779   119,936,418         83.0%
2f     851,020,785       19,187,601     27,659,973   119,936,423         83.6%
2g     852,215,680       17,714,102     27,938,569   119,936,431         83.7%

Total Bond Market II Index Fund

2a   1,585,156,775               0               0            0         100.0%
2b   1,585,156,775               0               0            0         100.0%
2c   1,585,156,775               0               0            0         100.0%
2d   1,585,156,775               0               0            0         100.0%
2e   1,585,156,775               0               0            0         100.0%
2f   1,585,156,775               0               0            0         100.0%
2g   1,585,156,775               0               0            0         100.0%